As filed with the Securities and Exchange Commission on April 28, 2023

Registration No. 333-269673

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONTRAFECT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	39-2072586
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

28 Wells Avenue, Third Floor

Yonkers, New York 10701

(914) 207-2300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Natalie Bogdanos, Esq.

General Counsel and Corporate Secretary

ContraFect Corporation

28 Wells Avenue, Third Floor

Yonkers, New York 10701

(914) 207-2300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter N. Handrinos, Esq.

Wesley C. Holmes, Esq.

Latham & Watkins LLP

200 Clarendon Street, 27th Floor

Boston, Massachusetts 02116

(617) 948-6000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated April 28, 2023.

PROSPECTUS

CONTRAFECT CORPORATION

7,034,883 Shares

Common Stock

Offered by the Selling Securityholder

The selling securityholder may offer and sell up to 7,034,883 shares in the aggregate of common stock identified above, which shares are issuable upon exercise of presently issued and outstanding warrants to purchase common stock, from time to time in one or more offerings. This prospectus provides you with a general description of the securities. See the section of this prospectus entitled “Description of Securities—Warrants” for more information. We will receive the proceeds from any exercise of the warrants for cash, if any. We will not receive any proceeds from the sale of our common stock by the selling securityholder.

Each time the selling securityholder offers and sells securities, the selling securityholder may provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

The selling securityholder may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the Nasdaq Capital Market under the symbol “CFRX.” On April 27, 2023, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.94 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, the selling securityholder may, from time to time, sell up to 7,034,883 shares of common stock in one or more offerings as described in this prospectus. In connection with the offer and sale of securities by the selling securityholder, the selling securityholder may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any such prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement or free writing prospectuses, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the selling securityholder, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling securityholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling securityholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “ContraFect,” “we,” “our,” “us” and the “Company” in this prospectus, we mean ContraFect Corporation and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

We use our trademarks and our logo in this prospectus and the documents incorporated by reference. This prospectus and the documents incorporated by reference also include trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is http://www.contrafect.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023.

•

Our annual Proxy Statement on Schedule 14A relating to our annual meeting of stockholders, filed on April 3, 2023 (with respect to those portions incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022).

•	Our Current Reports on Form 8-K filed with the SEC on January 26, 2023, February 2, 2023, February 14, 2023, March 2, 2023 and April 18, 2023.

•

The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on July 28, 2014, pursuant to Section  12(b) of the Securities Act, as updated by “Description of Securities” filed as Exhibit 4.12 to our Annual Report on Form 10-K for the year ended December 31, 2022, and any other amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

ContraFect Corporation

28 Wells Avenue, Third Floor

Yonkers, New York 10701

(914) 207-2300

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

We are a clinical-stage biotechnology company focused on the discovery and development of direct lytic agents, or DLAs, including lysins and amurin peptides, as new medical modalities for the treatment of life-threatening, antibiotic-resistant infections. We believe DLAs are fundamentally different than antibiotics and offer a potential paradigm shift in the treatment of antibiotic-resistant infections. According to one of the most recent and comprehensive reports on the global burden of bacterial antimicrobial resistance, or AMR, there were an estimated 4.95 million deaths associated with bacterial AMR in 2019, including 1.27 million deaths directly attributable to bacterial AMR. The six leading pathogens for deaths associated with resistance (Escherichia coli (“E. coli”), Staphylococcus aureus (“S. aureus”), Klebsiella pneumoniae (“K. pneumoniae”), Streptococcus pneumoniae, Acinetobacter baumannii (“A. baumannii”), and Pseudomonas aeruginosa (“P. aeruginosa”)) were responsible for 929,000 deaths. Only one pathogen–drug combination, methicillin-resistant S. aureus, or MRSA, caused more than 100,000 deaths in 2019.

Lysins are recombinantly-produced enzymes; when applied to bacteria, they cleave a key component of the target bacteria’s peptidoglycan cell wall, resulting in rapid bacterial cell death. In addition to the speed of action and potent cidality, we believe lysins are differentiated by their other hallmark features, which include the demonstrated ability to eradicate biofilms and synergistically boost the efficacy of conventional antibiotics in animal models. Amurin peptides are a new class of DLAs, discovered in our laboratories, which disrupt the outer membrane of gram-negative bacteria, resulting in rapid bacterial cell death, offering a distinct mechanism of action from lysins. Our DLAs have a shown potent, broad spectrum of in vitro activity against a wide range of gram-negative pathogens, including deadly, drug-resistant P. aeruginosa, K. pneumoniae, E. coli, A. baumannii and Enterobacter cloacae bacteria species as well as difficult to treat pathogens such as Stenotrophomonas, Achromobacter and some Burkholderia species. The highly differentiated properties of DLAs underscore their potential use in addition to antibiotics with the goal of improving clinical outcomes compared to antibiotics alone. The development of DLAs involves a novel clinical and regulatory strategy, using superiority design clinical trials with the goal of delivering significantly improved clinical outcomes for patients with serious and/or antibiotic-resistant bacterial infections, including biofilm-associated infections. We believe this approach affords potential clinical benefits to patients as well as the potential ability to mitigate against further development of antibiotic resistance.

We were incorporated under the laws of the State of Delaware in March 2008. Our principal executive offices are located at 28 Wells Avenue, 3rd Floor, Yonkers, NY 10701, and our telephone number is (914) 207-2300. Our website address is www.contrafect.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities. Our common stock is listed on the Nasdaq Capital Market under the symbol “CFRX”.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risks and uncertainties discussed below, the risks and uncertainties discussed under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before making a decision about investing in our securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

We currently do not meet certain of Nasdaq Capital Market’s continued listing requirements and other Nasdaq rules. If we are unable to regain compliance, we are likely to be delisted. Delisting could negatively affect the price of our common stock, which could make it more difficult for us to sell securities in a future financing or for you to sell our common stock.

We are required to meet the continued listing requirements of the Nasdaq Capital Market, or Nasdaq, and other Nasdaq rules, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price and certain other corporate governance requirements. For example, we are required to maintain a minimum bid price for our listed common stock of $1.00 per share and maintain stockholders’ equity of at least $2.5 million. If we do not meet these continued listing requirements, our common stock could be delisted.

On August 25, 2022, we received an expected letter from The Nasdaq Stock Market LLC indicating that, for the last thirty consecutive business days, the bid price for our common stock had closed below the minimum $1.00 per share requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were provided an initial period of 180 calendar days, or until February 21, 2023, to regain compliance. The letter stated that the Nasdaq staff would provide written notification that we have achieved compliance with Rule 5550(a)(2) if at any time before February 21, 2023, the bid price of our common stock closed at $1.00 per share or more for a minimum of ten consecutive business days. The letter had no immediate effect on the listing or trading of our common stock. However, if during the compliance period our common stock had a closing bid price of $0.10 or less for ten consecutive trading days, Nasdaq would issue a Staff Delisting Determination with the potential opportunity for us to appeal that determination.

On November 22, 2022, we received an expected letter from Nasdaq, referred to herein as the Nasdaq Staff Deficiency Letter, indicating that our stockholders’ deficit as reported in our Quarterly Report on Form 10-Q for the period ended September 30, 2022, did not satisfy the continued listing requirement under Nasdaq Listing Rule 5550(b)(1) for the Nasdaq Capital Market, which requires that a listed company’s stockholders’ equity be at least $2.5 million. As reported on our Form 10-Q for the period ended September 30, 2022, our stockholders’ deficit as of September 30, 2022 was $3.1 million. The Nasdaq Staff Deficiency Letter had no immediate effect on the listing or trading of our common stock.

In accordance with Nasdaq Listing Rule 5810(c)(2)(C), we had 45 calendar days from the date of the Nasdaq Staff Deficiency Letter, or until January 6, 2023, to submit a plan to regain compliance with Nasdaq Listing Rule 5550(b)(1). Subsequent to the receipt of the Nasdaq Staff Deficiency Letter, and prior to the deadline set forth in such letter, we submitted a plan to regain compliance with Nasdaq Listing Rule 5550(b)(1) to Nasdaq. If our compliance plan was accepted by Nasdaq, then Nasdaq could, in its discretion, grant us up to 180 calendar days from the date of the Nasdaq Staff Deficiency Letter, or until May 21, 2023, to evidence compliance. If Nasdaq were to not accept our plan, then Nasdaq could issue a Staff Delisting Determination letter and we would have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

On January 20, 2023, the Nasdaq staff informed us that the staff had determined to deny our request for continued listing on the Nasdaq Capital Market and that, unless we were to request an appeal of such determination, trading of our common stock would be suspended at the opening of business on January 31, 2023 and a Form 25-NSE would be filed with the Securities and Exchange Commission, which would remove our securities from listing and registration on the Nasdaq Capital Market. In reaching its decision, the Nasdaq staff indicated that its determination was based on concerns that our ability to raise additional capital through the exercise of certain recently issued warrants to purchase our common stock or other capital raising transactions, in order to cure our non-compliance with Nasdaq Listing Rule 5550(b)(1), were not within our control and such funds may be insufficient to sustain compliance over the long term. We subsequently requested a hearing before a Nasdaq Hearings Panel to appeal the Nasdaq staff’s determination, which took place in March 2023.

On April 12, 2023, we received formal notice from Nasdaq indicating that the Nasdaq Hearings Panel had granted our request for continued listing on the Nasdaq Capital Market, subject to us evidencing compliance with all applicable criteria for continued listing, including the $2.5 million minimum stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(1), by no later than June 30, 2023, or the Compliance Period. Our continued listing during the Compliance Period is subject to our satisfaction of certain conditions, including the requirement that we provide the Nasdaq Hearings Panel with an interim update on its efforts to regain compliance with Nasdaq Listing Rule 5550(b)(1). In addition, we are required to notify Nasdaq of any significant events that occur during the Compliance Period, including, but not limited to, any event that may call into question our ability to meet the terms of the exception granted. While we are seeking to timely comply with the terms of the Nasdaq Hearings Panel’s decision, there can be no assurance that we will be able to do so and the Nasdaq Hearings Panel has reserved the right to reconsider the terms of this exception under certain circumstances.

We continue to evaluate various alternative courses of action to regain compliance with the continued listing requirement under Nasdaq Listing Rule 5550(b)(1) for the Nasdaq Capital Market. However, there can be no assurance that we will be able to satisfy the Nasdaq Capital Market’s continued listing requirements, regain compliance with Nasdaq Listing Rule 5550(b)(1), or maintain compliance with the other Nasdaq continued listing requirements in the future.

Delisting from the Nasdaq Capital Market would cause us to pursue eligibility for trading of these securities on other markets or exchanges, or on the “pink sheets.” In such case, our stockholders’ ability to trade, or obtain quotations of the market value of our common stock would be severely limited because of lower trading volumes and transaction delays. These factors could contribute to lower prices and larger spreads in the bid and ask prices of these securities. There can be no assurance that our securities, if delisted from the Nasdaq Capital Market in the future, would be listed on a national securities exchange, a national quotation service, the over-the-counter markets or the pink sheets. Delisting from the Nasdaq Capital Market, or even the issuance of a notice of potential delisting, would also result in negative publicity, make it more difficult for us to raise additional capital, adversely affect the market liquidity of our securities, decrease securities analysts’ coverage of us or diminish investor, supplier and employee confidence.

USE OF PROCEEDS

We are registering shares of our common stock that may be issued upon exercise of warrants. We will receive the proceeds from any exercise of warrants for cash. We intend to use the proceeds from the exercise of warrants for cash for general corporate and working capital purposes.

We will not receive any of the proceeds from the sale of common stock being offered by the selling securityholder.

DESCRIPTION OF SECURITIES

As of April 28, 2023, we had one class of securities registered under Section 12 of the Exchange Act.

The following description of our securities and certain provisions of our amended and restated certificate of incorporation, as amended, which we refer to as our certificate of incorporation, and our amended and restated bylaws, which we refer to as our bylaws, are summaries and are qualified in their entirety by reference to the full text of our certificate of incorporation, our bylaws and the applicable securities, each of which has been publicly filed with the SEC, and the applicable provisions of the General Corporation Law of the State of Delaware, or the DGCL. See “Where You Can Find More Information; Incorporation by Reference.” Our authorized capital stock consists of:

•	125,000,000 shares of common stock, par value $0.0001 per share; and

•	25,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Our common stock is listed on the Nasdaq Capital Market under the symbol “CFRX.”

Voting Rights. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of our common stock are not entitled to vote on any amendment to the certificate of incorporation that relates solely to the terms of one or more series of preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to the certificate of incorporation. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Subject to the exceptions provided below, other matters shall be decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter. Our certificate of incorporation and amended and restated bylaws also provide that our directors may be removed, with or without cause, by the affirmative vote of the holders of at least 75% in voting power of the outstanding shares of capital stock entitled to vote thereon. Subject to the rights of holder of any series of preferred stock, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. In addition, the affirmative vote of the holders of at least 75% in voting power of the outstanding shares of capital stock entitled to vote in any annual election of directors is required to amend or repeal, or to adopt any provision inconsistent with, several of the provisions of our certificate of incorporation or our bylaws. See below under “—Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws—Amendment of Certificate of Incorporation and Bylaws.”

Rights Upon Liquidation. In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Other Rights. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Transfer Agent

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Dividend

Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. We have never declared or paid any cash dividends on our common stock. We do not intend to pay cash dividends for the foreseeable future. We currently expect to retain all future earnings, if any, for use in the development, operation and expansion of our business. Any determination to pay cash dividends in the future will depend upon, among other things, our results of operations, plans for expansion, tax considerations, available net profits and reserves, limitations under law, financial condition, capital requirements and other factors that our board of directors considers to be relevant.

Preferred Stock

Our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock.

Warrants

2022 Private Warrants

On December 14, 2022, we issued to the selling securityholder a Class A Warrant to purchase up to an aggregate of 1,356,589 shares of common stock and a Class B Warrant to purchase up to an aggregate of 678,294 shares of common stock, in each case, at an original exercise price equal to $10.32 per share, as adjusted to reflect a one-for-eighty reverse stock split effected on February 14, 2023 (subject to further standard adjustments for stock splits, stock dividend, rights offerings, pro rata distributions and certain anti-dilution adjustment rights). The Class A Warrant and Class B Warrant are referred to herein, collectively, as the “2022 Private Warrants”.

The 2022 Private Warrants and the common stock issuable upon the exercise of such 2022 Private Warrants were not registered under the Securities Act and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder. Accordingly, the purchaser may only sell common stock issued upon exercise of the 2022 Private Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

The summary below is not complete and is subject to, and qualified in its entirety by, the provisions of the 2022 Private Warrants, which are filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of 2022 Private Warrants for a complete description of the terms and conditions of the 2022 Private Warrants.

Duration, Exercise Price and Anti-Dilutive Rights

Each 2022 Private Warrant had an original exercise price of $10.32 per share and became exercisable following our receipt Shareholder Approval (as described below) on February 14, 2023. The Class A Warrant will expire on February 14, 2028. The Class B Warrant will expire on August 14, 2023. The 2022 Private Warrants contain standard adjustments to the exercise price including for stock splits, stock dividend, rights offerings and pro rata distributions, and, until August 14, 2024 (in the case of the Class A Warrant) or August 14, 2023 (in the case of the Class B Warrant), include anti-dilutive adjustment rights (referred to herein as the “Anti-Dilution Adjustment Provision”) in the event we issue shares of common stock or common stock equivalents in the future with a value less than the then exercise price of such 2022 Private Warrants, subject to certain customary exceptions, and further subject to a minimum exercise price of $2.58 per share. Pursuant to the terms of the Anti-Dilution Adjustment Provision, upon the closing on March 2, 2023 of our offering of shares of our common stock and pre-funded warrants and our concurrent private placement of the 2023 Private Warrant (as described below) the exercise price of the 2022 Private Warrants was adjusted to be $4.00 per share.

Exercisability

The 2022 Private Warrants were not exercisable by the holder thereof until or unless we obtained the following approval from our stockholders (referred to as the “Shareholder Approval”): (i) the approval by our stockholders and the effectiveness of an amendment to our certificate of incorporation that either (x) combines outstanding shares of common stock with such combination ratio as determined by our board of directors and/or (y) authorizes additional shares of common stock to such number as determined by our board of directors, in each case, so as to enable the issuance of a number of shares equal to, in addition to all of our outstanding common stock, at least all of the shares of common stock sold in a public offering to the selling securityholder, plus all of the shares of common stock underlying the Pre-Funded Warrant, plus all of the shares of common stock underlying the 2022 Private Warrants (disregarding any limitations on the exercise thereof), and (ii) such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from our shareholders with respect to a public offering to the selling securityholder and the concurrent private placement transaction. We received the Shareholder Approval effective as of February 14, 2023.

Accordingly, the 2022 Private Warrants are exercisable, at the option of each holder, until the applicable expiration date, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Exercise Limitation

A holder (together with its affiliates) may not exercise any portion of the 2022 Private Warrants to the extent that the holder would beneficially own more than 4.99% of the outstanding common stock immediately after exercise (the “Beneficial Ownership Limitation”), except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation in no event exceeds 19.99%. No fractional shares of common stock will be issued in connection with the exercise of a 2022 Private Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round such fractional share to a whole share.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may, in the event the shares underlying the 2022 Private Warrants, or the 2022 Private Warrant Shares, are not registered under the Securities Act, elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the 2022 Private Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the 2022 Private Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding voting securities, the holders of the 2022 Private Warrants will be entitled to receive upon exercise of the 2022 Private Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the 2022 Private Warrants immediately prior to such fundamental transaction. In addition, the holders of the 2022 Private Warrants have, at the option of the applicable holder, the right to receive from us or a successor entity the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of our common stock in the fundamental transaction in the amount of the Black Scholes value (as described in the 2022 Private Warrants) of the unexercised portion of the 2022 Private Warrant on the date of the consummation of the fundamental transaction.

Transferability

Subject to applicable laws, a 2022 Private Warrant may be transferred at the option of the holder upon surrender of the 2022 Private Warrant to us together with the appropriate instruments of transfer.

Exchange Listing

We do not intend to list the 2022 Private Warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in or by virtue of such holder’s ownership of the 2022 Private Warrants, the holders of the 2022 Private Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their 2022 Private Warrants.

2023 Private Warrant

On March 2, 2023, we issued to the selling securityholder a private placement warrant, or the 2023 Private Warrant, to purchase up to an aggregate of 5,000,000 shares of common stock, at an exercise price equal to $4.00 per share (subject to standard adjustments for stock splits, stock dividend, rights offerings, pro rata distributions and certain anti-dilution adjustment rights).

The 2023 Private Warrant and the common stock issuable upon the exercise of such 2023 Private Warrant were not registered under the Securities Act and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder. Accordingly, the purchaser may only sell common stock issued upon exercise of the 2023 Private Warrant pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

The summary below is not complete and is subject to, and qualified in its entirety by, the provisions of the 2023 Private Warrant, which are filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Private Warrant for a complete description of the terms and conditions of the 2023 Private Warrant.

Duration, Exercise Price and Anti-Dilutive Rights

The 2023 Private Warrant has an exercise price of $4.00 per share and is immediately exercisable. The 2023 Private Warrant will expire on March 2, 2028. The 2023 Private Warrant contains standard adjustments to the exercise price including for stock splits, stock dividend, rights offerings and pro rata distributions.

Exercisability

The 2023 Private Warrant is immediately exercisable, at the option of each holder, until March 2, 2028, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Exercise Limitation

A holder (together with its affiliates) may not exercise any portion of the 2023 Private Warrant to the extent that the holder would beneficially own more than 4.99% of the outstanding common stock immediately after exercise (the “Beneficial Ownership Limitation”), except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation in no event exceeds 19.99%. No fractional shares of common stock will be issued in connection with the exercise of the 2023 Private Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round such fractional share to a whole share.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may, in the event the shares underlying the 2023 Private Warrants, or the 2023 Private Warrant Shares, are not registered under the Securities Act, elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the 2023 Private Warrant.

Fundamental Transaction

In the event of a fundamental transaction, as described in the 2023 Private Warrant and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding voting securities, the holders of the 2023 Private Warrant will be entitled to receive upon exercise of the 2023 Private Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the 2023 Private Warrant immediately prior to such fundamental transaction. In addition, the holders of the 2023 Private Warrant have, at the option of the applicable holder, the right to receive from us or a successor entity the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of our common stock in the fundamental transaction in the amount of the Black Scholes value (as described in the 2023 Private Warrant) of the unexercised portion of the 2023 Private Warrant on the date of the consummation of the fundamental transaction.

Transferability

Subject to applicable laws, the 2023 Private Warrant may be transferred at the option of the holder upon surrender of the 2023 Private Warrant to us together with the appropriate instruments of transfer.

Exchange Listing

We do not intend to list the 2023 Private Warrant on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in or by virtue of such holder’s ownership of the 2023 Private Warrant, the holders of the 2023 Private Warrant do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their 2023 Private Warrant.

Registration Rights

We agreed pursuant to the purchase agreement pursuant to which the 2022 Private Warrants were sold, or the 2022 Purchase Agreement, that as soon as practicable (and in any event by February 10, 2023), that we would file a registration statement on Form S-1 or Form S-3 providing for the resale of the shares of common stock issuable upon exercise of the 2022 Private Warrants, use commercially reasonable efforts to cause such registration statement to become effective by June 13, 2023 and keep such registration statement effective at all times until the investor owns no 2022 Private Warrant or shares of common stock issuable upon exercise thereof. This registration statement on Form S-3 was originally filed on February 9, 2023 with the SEC in accordance with the aforementioned obligations. This registration statement on Form S-3, as originally filed on February 9, 2023, is referred to as the “Original Registration Statement”.

In addition, we agreed pursuant to the purchase agreement pursuant to which the 2023 Private Warrant was sold, or the 2023 Purchase Agreement, that as soon as practicable (and in any event by April 29, 2023), that we would file a registration statement on Form S-1 or Form S-3 providing for the resale of the shares of common stock issuable upon exercise of the 2023 Private Warrant, use commercially reasonable efforts to cause such registration statement to become effective by August 30, 2023 and keep such registration statement effective at all times until the investor owns no 2023 Private Warrant or shares of common stock issuable upon exercise thereof. The Original Registration Statement is being amended by this Amendment No. 1 to Registration Statement on Form S-3, referred to herein as “Amendment No. 1”, in order to additional register the shares of our common stock issuable upon exercise of the 2023 Private Warrant, which was issued following the initial filing of the Original Registration Statement. Accordingly, this Amendment No. 1 is being filed with the SEC in accordance with the aforementioned obligations.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Some provisions of Delaware law, our certificate of incorporation and our bylaws could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that provide for payment of a premium over the market price for our shares.

Undesignated Preferred Stock. The ability of our board of directors, without action by the stockholders, to issue up to 25,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Stockholder Meetings. Our bylaws provide that a special meeting of stockholders may be called only by our chairman of the board, the chief executive officer, or by our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to our board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Elimination of Stockholder Action by Written Consent. Our certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting.

Removal of Directors. Our certificate of incorporation and amended and restated bylaws provide that our directors may be removed, with or without cause, by the affirmative vote of the holders of at least 75% in voting power of the outstanding shares of capital stock entitled to vote thereon. Subject to the rights of holders of any series of preferred stock, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Stockholders Not Entitled to Cumulative Voting. Our certificate of incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Delaware Anti-Takeover Statute. We are subject to the provisions of Section 203 of the DGCL. Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that this stockholder became an interested stockholder unless:

•	prior to this time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers, and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Choice of Forum. Our amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative form, the Court of Chancery of the State of Delaware or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any of our directors, officers, employees or agents to us or our stockholders, creditors or other constituents; (3) any action arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws; (4) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or bylaws; or (5) any action asserting a claim against us governed by the internal affairs doctrine. Our amended and restated bylaws also provide, to the fullest extent permitted by applicable law, that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our amended and restated bylaws is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.

Amendment of Certificate of Incorporation and Bylaws. The amendment of any of the above provisions, among others and except for the above-described provision making it possible for our board of directors to issue preferred stock and the provision prohibiting cumulative voting, would require approval by holders of at least 75% in voting power of the outstanding shares of stock entitled to vote in an annual election of directors.

The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

SELLING SECURITYHOLDER

This prospectus relates to the possible resale by the selling securityholder from time to time of up to an aggregate of 7,034,883 shares of our common stock. The term “selling securityholder” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from the selling securityholder as a gift, pledge, partnership distribution or other transfer.

On December 12, 2022, we entered into a purchase agreement, or the 2022 Purchase Agreement, with the selling securityholder. The 2022 Purchase Agreement provided for the sale and issuance by us of an aggregate of: (i) 54,375 shares of our common stock, (ii) a pre-funded warrant to purchase up to 623,919 shares of our common stock, (iii) a Class A Warrant to purchase up to 1,356,589 shares of our common stock, and (iv) a Class B Warrant to purchase up to 678,294 shares of Common Stock. The offering price per share of our common stock was $10.32. The offering price per underlying share of the pre-funded warrant was $10.312, and the exercise price was $0.008 per underlying share. The exercise price per underlying share of each of Class A Warrant and Class B Warrant was $10.32. The Class A Warrant and the Class B Warrant are referred to herein collectively as the “2022 Private Warrants”.

On February 28, 2023, we entered into an additional purchase agreement, or the 2023 Purchase Agreement, with the selling securityholder. The 2023 Purchase Agreement provided for the sale and issuance by us of an aggregate of: (i) 128,000 shares of our common stock, (ii) a pre-funded warrant to purchase up to 2,372,000 shares of our common stock, and (iii) the 2023 Private Warrant to purchase up to 5,000,000 shares of Common Stock. The offering price per share of our common stock was $4.00. The offering price per underlying share of the pre-funded warrant was $3.9999, and the exercise price was $0.0001 per underlying share. The exercise price per underlying share of the Warrant was $4.00.

This prospectus relates to the possible resale by the selling securityholder from time to time of shares of our common stock issuable upon exercise of the 2022 Private Warrants and the 2023 Private Warrant.

The following table sets forth information concerning the shares of common stock that may be offered from time to time by the selling securityholder. The number of shares beneficially owned by the selling securityholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the selling securityholder has sole or shared voting power or investment power. Percentage ownership is based on 3,669,920 shares of common stock outstanding as of April 27, 2023. In computing the number of shares beneficially owned by the selling securityholder and its percentage ownership, shares of common stock subject to options, warrants or other rights held by the selling securityholder that are currently exercisable or will become exercisable within 60 days of April 28, 2023 are considered outstanding. For purposes of this table, we have assumed that the selling securityholder will have sold all of the securities covered by this prospectus upon the completion of the offering. The selling securityholder listed has sole voting and investment power with respect to the shares beneficially owned by the selling securityholder unless noted otherwise.

The information in the following table has been provided to us by or on behalf of the selling securityholder and the selling securityholder may have sold, transferred or otherwise disposed of all or a portion of its securities after the date on which it provided us with information regarding its securities. The selling securityholder may sell all, some or none of its securities in this offering. See “Plan of Distribution.”

	Common Stock Beneficially Owned Before this Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Common Stock Beneficially Owned Upon Completion of this Offering
Selling Securityholder	Number	Percentage	Number	Number	Percentage
Armistice Capital Master Fund Ltd.(1)	7,038,398	4.99%	7,034,883	3,515	0.10%

(1)

Consists of (i) 7,034,883 shares of common stock issuable upon exercise of the 2022 Private Warrants and the 2023 Private Warrant (the exercisability of which are subject to certain limitations described below) and (ii) 3,515 shares of common stock issuable upon the exercise of certain other warrants (the exercisability of which is subject to certain limitations described below) (such warrants, together with the 2022 Private Warrants and 2023 Private Warrant, the “Currently Held Warrants”), in each case, directly held by Armistice Capital Master Fund Ltd. (the “Master Fund”), a Cayman Islands exempted company, and may be deemed to be indirectly beneficially owned by (i) Armistice Capital, LLC (“Armistice”), as the investment manager of the Master Fund, and (ii) Steven Boyd, as the Managing Member of Armistice. Armistice and Steven Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein. Under the terms of each of the Currently Held Warrants, a holder will not be entitled to exercise any portion of such warrant, if, upon giving effect to such exercise, the aggregate number of shares of common stock beneficially owned by the holder (together with its affiliates and other attribution parties) would exceed 4.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise. Accordingly, notwithstanding the number of shares of common stock listed above as being beneficially owned by the Master Fund, Armistice and Mr. Boyd, each of the Master Fund, Armistice and Mr. Boyd further disclaim beneficial ownership of the shares of common stock issuable upon exercise of all of the Currently Held Warrants to the extent the number of shares of Common Stock beneficially owned by each of the Master Fund, Armistice and Mr. Boyd and any other person or entities with which their respective beneficial ownership would be aggregated for purposes of Section 13(d) of the Exchange Act would exceed 4.99% of the total number of shares of common stock outstanding. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Ave, 7th Floor, New York, NY 10022.

PLAN OF DISTRIBUTION

The selling securityholder and any of its pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling securityholder may use one or more of the following methods when disposing of the shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•

through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling securityholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The selling securityholder may also sell shares under Rule 144 or Rule 904 under the Securities Act of 1933, as amended, or Securities Act, if available, or Section 4(a)(1) under the Securities Act, rather than under this prospectus.

Broker-dealers engaged by the selling securityholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling securityholder do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling securityholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus.

Upon being notified in writing by the selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of the selling securityholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by the selling securityholder that a donee or pledgee intends to sell more than 500 shares of common stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

The selling securityholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the shares of common stock or interests in shares of common stock, the selling securityholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling securityholder may also sell shares of common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling securityholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling securityholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any profits realized by the selling securityholder or compensation received by such broker-dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority (FINRA) or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

We have advised the selling securityholder that it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended, during such time as it may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.

The aggregate proceeds to the selling securityholder from the sale of the common stock offered by it will be the purchase price of the common stock less discounts or commissions, if any. The selling securityholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

We have agreed to indemnify the selling securityholder against certain losses, claims, damages and liabilities.

We have agreed with the selling securityholder to keep the registration statement of which this prospectus constitutes a part effective until such time as the selling securityholder no longer owns any of the shares covered by this prospectus or any of the warrants upon the exercise of which such shares are issuable.

LEGAL MATTERS

The validity of the common stock being offered by this prospectus has been passed upon for us by Latham & Watkins LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, as set forth in their report thereon which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$1,157
Printing expenses	10,000
Legal fees and expenses	75,000
Accounting fees and expenses	30,000
Miscellaneous	3,843

Total	$120,000

Item 15.	Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The Registrant’s amended and restated certificate of incorporation provides that it will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the Registrant’s request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974), and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Registrant’s best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

The Registrant’s amended and restated certificate of incorporation provides that it will indemnify any Indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the c to procure a judgment in its favor by reason of the fact that Indemnitee is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the request of the Registrant, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if the Indemnitee acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the Registrant’s best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Registrant, unless the Court of Chancery of Delaware or the court in which such action or suit was brought determines upon application that, despite such adjudication but in view of all of the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware or such other court shall deem proper. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he or she will be indemnified by the Registrant against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into indemnification agreements with each of our directors and executive officers in which we have agreed to indemnify, defend and hold harmless, and also advance expenses as incurred, to the fullest extent permitted under applicable law, from damage arising from the fact that such person is or was an officer or director of our company or our subsidiaries.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, our amended and restated certificate of incorporation, our amended and restated bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.

We expect to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

We have purchased and intend to maintain insurance on behalf of ContraFect and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

Item 16.	Exhibits

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of ContraFect Corporation, dated August 1, 2014, and Certificate of Amendment, dated May 9, 2016, Certificate of Amendment, dated May 2, 2017, Certificate of Amendment, dated February 3, 2020 and Certificate of Amendment, dated February 14, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K (File No. 001-36577) filed on March 18, 2020 and Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-36577) filed on February 14, 2023).

3.2	Amended and Restated Bylaws of ContraFect Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q (File No. 001-36577) filed on November 13, 2020).

4.2	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-195378) filed on July 3, 2014).

4.3	Form of Class A Common Stock Purchase Warrant, dated December 15, 2022 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (File No. 001-36577), filed with the SEC on December 14, 2022).

4.4	Form of Class B Common Stock Purchase Warrant, dated December 15, 2022 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K (File No. 001-36577), filed with the SEC on December 14, 2022).

4.5	Form of Common Stock Purchase Warrant, dated March 2, 2023 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (File No. 001-36577), filed with the SEC on March 2, 2023).

4.6	Description of Securities (incorporated by reference to Exhibit 4.12 to the Company’s Annual Report on Form 10-K (File No. 001-36577), filed with the SEC on March 18, 2020).

5.1	Opinion of Latham & Watkins LLP.

10.1	Securities Purchase Agreement, dated as of December 12, 2022, by and between ContraFect Corporation and the Purchaser named therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-36577), filed with the SEC on December 14, 2022).

10.2	Securities Purchase Agreement, dated as of February 28, 2023, by and between ContraFect Corporation and the Purchaser named therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-36577), filed with the SEC on March 2, 2023).

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

107	Filing Fee Table.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yonkers, State of New York, on April 28, 2023.

CONTRAFECT CORPORATION

By:	/s/ Roger J. Pomerantz, M.D., F.A.C.P.
Roger J. Pomerantz, M.D., F.A.C.P. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Roger J. Pomerantz, M.D., F.A.C.P. Roger J. Pomerantz, M.D., F.A.C.P.	President, Chief Executive Officer and Chairman of the Board (principal executive officer)	April 28, 2023

/s/ Michael Messinger Michael Messinger	Chief Financial Officer (principal financial officer and principal accounting officer)	April 28, 2023

* Steven C. Gilman, Ph.D.	Vice Chairman of the Board	April 28, 2023

* Sol J. Barer, Ph.D.	Lead Independent Director	April 28, 2023

* Lishan Aklog, M.D.	Director	April 28, 2023

* Jane F. Barlow, MD	Director	April 28, 2023

* David N. Low, Jr.	Director	April 28, 2023

* Michael J. Otto, Ph.D.	Director	April 28, 2023

* Cary W. Sucoff	Director	April 28, 2023

* By:	/s/ Roger J. Pomerantz, M.D., F.A.C.P.
Roger J. Pomerantz, M.D., F.A.C.P.
Attorney-in-Fact